Exhibit 4.8

AMENDMENT NO. 2 TO INDENTURE

This Amendment No. 2 to Indenture (this “Amendment”) is entered into as of this [●], 2014, by and among GWG Holdings, Inc., a Delaware corporation, as obligor (the “Company”), GWG Life, LLC, a Delaware limited liability company (formerly known as GWG Life Settlements, LLC), as guarantor (the “Guarantor”), and Bank of Utah, National Association, as trustee (the “Trustee”), for the purpose of amending that certain Indenture by and among the Company, the Guarantor and the Trustee dated as of October 19, 2011, as earlier amended on December 15, 2011 (as amended, referred to as the “Indenture”).

This Amendment is being entered into to increase the principal amount of debt securities issuable under the Indenture, to provide for certain differing terms and conditions pertaining to debt securities proposed to be sold in a new offering and under a new Registration Statement of the Company (SEC Registration Nos. 333-197227 and 333-1972201-01) (such differing terms primarily relating to transferability and global certification), and to rename the debt securities, previously issued under the name “Renewable Secured Debentures,” as “L Bonds.” This Amendment is being entered into on the date first written above, but the amendments to the Indenture provided for hereunder will not become effective until the new Registration Statement (SEC Registration Nos. 333-197227 and 333-1972201-01) shall have been declared effective by the SEC.

Now, Therefore, the Indenture is hereby amended as follows:

1.           On the cover page of the Indenture, the phrasing “$250,000,000 Secured Debentures” is deleted and in its place is inserted the words “Debt Securities”.

2.           All iterations of the name “GWG Life Settlements, LLC” are deleted and replaced with the new legal name of such entity: “GWG Life, LLC”.

3.           The only series and class of debt securities issued and outstanding as “Securities” under the Indenture are, effective upon the effectiveness of this Amendment, renamed as “L Bonds”.

4.           The second sentence contained in the preamble of the Indenture is replaced in its entirety with:

“The Company, the Guarantor and the Trustee hereby agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the debt securities of the Company issued pursuant to the Registration Statement, as defined below, or otherwise:”

5.           The following defined terms are added to Section 1.1:

“Beneficial Holder” means the holder of a beneficial interest in any Global Security.

“Depositary” means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act and designated as Depositary by the Company pursuant to Section 2.15(a).

“DTC” means the Depositary Trust Company.

“Global Security” means a Security that evidences all or part of the Securities of any series and bears the legends set forth in Section 2.15 (or such other legend as may be specified for such Securities pursuant to Section 2.15), issued to a Depositary or its nominee, and registered in the name of such Depositary or nominee, with the beneficial interests in such Security being held by one or more Beneficial Holders.”

6.           The defined term “Eligible Life Insurance Policy” contained in Section 1.1 is deleted and all iterations of that defined term contained in the Indenture are replaced with the term “Life Insurance Policy”.

7.           The defined term “Subscription Agreement” contained in Section 1.1 is deleted and all iterations of that defined term contained in the Indenture are replaced with the term “subscription agreement”. The corresponding “Exhibit B” to the Indenture is hereby deleted and replaced with the words “intentionally omitted”.

8.           The following defined terms are amended to read, in their entireties, as follows:

“Collateral” shall mean, unless a supplemental indenture relating to a particular class or series of Securities issued under this Indenture provides otherwise: (i) all the assets of the Company, including without limitation all of its ownership interests in Subsidiaries; (ii) all the assets of the Guarantor pledged under the Pledge and Security Agreement, including without limitation all of the Guarantor’s ownership interests in its Subsidiaries; (iii) all Pledged Affiliate Stock; and (iv) any and all other items and property defined as “Collateral” in any Collateral Document.

“Collateral Documents” means, unless a supplemental indenture relating to a particular class or series of Securities issued under this Indenture provides otherwise, the Pledge and Security Agreement, Intercreditor Agreement and the other agreements, documents or instruments, including any financing statements and amendments or supplements thereto, creating, perfecting or evidencing any Liens securing the Securities, and any other Obligation under this Indenture or the Collateral Documents.

“Fiscal Quarter” means the approximately three-month period ending each March 31, June 30, September 30, and December 31.

“Guarantee” means the guarantee of the Guarantor as described in Article 11 or otherwise endorsed on any Security authenticated and delivered pursuant to this Indenture.

“Guarantor” means GWG Life, LLC, a Delaware limited liability company, unless and until replaced by a successor in accordance with this Indenture, in which case “Guarantor” shall mean such successor. “Guarantor” shall also mean any other Person that later becomes a guarantor of Obligations under any Securities issued hereunder pursuant to an amendment or supplemental indenture hereto.

“Guarantor Secured Notes” means that certain class of secured promissory notes privately offered and sold from time to time by the Guarantor prior to the date of this Indenture, commonly referred to as “LifeNotes” and referred to in the Company’s consolidated financial statements as “Series I Secured notes.” Unless otherwise specified in a supplemental indenture or amendment to this Indenture relating to a particular class or series of Securities, the Guarantor Secured Notes constitute Pari Passu Debt with respect to the Securities issued hereunder.

“Intercreditor Agreement” means that certain Intercreditor Agreement of even date herewith by and among the Trustee, Lord Securities Corporation (as trustee under that certain Third Amended and Restated Note Issuance Agreement dated as of November 15, 2010, by and among the Guarantor, Lord Securities Corporation and the GWG LifeNotes Trust, with respect to the Guarantor Secured Notes and the Renewable Secured Debentures), and Bank of Utah (as trustee under that certain Indenture dated as of October 19, 2011, as amended on December 15, 2011), as such agreement may be amended, modified or supplemented from time to time in accordance with its terms and with this Indenture (specifically including but not limited to any future amendments entered into primarily for the purpose of accommodating additional Securities comprising Pari Passu Debt), which agreement comprises one of the Collateral Documents. The form of Intercreditor Agreement is attached hereto as Exhibit E, and any future amendments, modifications or supplements thereto will be added as exhibits successively numbered in cardinal fashion.

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“Life Insurance Policy” means any life insurance policy owned by the Company, the Guarantor, or any of their direct or indirect Subsidiaries or Affiliates.

“Master Trust” means (i) GWG DLP Master Trust II, a Delaware statutory trust, and (ii) any future master trust that may be created, or wholly or partially owned, by the Guarantor and its Subsidiaries, the primary purpose of which is to segregate collateral granted in favor of the holder or holders of Senior Debt.

“Obligations” means any principal, interest (including Post-Petition Interest), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness, specifically including any such obligations under a Guarantee.

“Pari Passu Debt” means any Indebtedness of the Company that is payable, or that has secured collateral that is shared, on a pari passu basis with the Securities, including without limitation all Guarantor Secured Notes.

“Payment Date” means (i) with respect to any Security for which monthly interest payments are required to be made, the 15th day of the next following calendar month, (ii) with respect to any Security for which interest payments are required to be made annually, the 15th day of the calendar month next following the anniversary of the Issue Date of such Security, and (iii) with respect to each Security, the date specified in Section 2.1(f) for the payment upon maturity of all principal of and accrued but unpaid interest on such Security, and any Repurchase Date or Redemption Date of such Security, if applicable; provided, however, that (i) for Securities offered and sold pursuant to Registration Statement No. 333-197227 (including any renewals thereof), the Payment Date for the payment of principal of and accrued but unpaid interest on maturity shall be no later than the fifth Business Day of the next following calendar month; and (ii) that if any such day in the preceding clauses (i) through (iii) is not a Business Day, then the Payment Date shall be the Business Day immediately following such day.

“Pledge and Security Agreement” means that certain Amended and Restated Pledge and Security Agreement of even date herewith by and among the Company, the Guarantor, the Company Majority Stockholders and the Trustee (in its capacity as trustee under that Indenture dated as of October 19, 2011, as amended on December 15, 2011, and its capacity as trustee under this Indenture), as such agreement may be amended, modified or supplemented from time to time in accordance with its terms and with this Indenture (specifically including any future amendments entered into primarily for the purpose of accommodating additional Securities comprising Pari Passu Debt), which agreement comprises one of the Collateral Documents. The form of Pledge and Security Agreement is attached hereto as Exhibit D. Any amendments, modifications or supplements to such agreement thereto will be added as exhibits successively numbered in cardinal fashion.

“Prospectus” means any prospectus under a Registration Statement at the time it was declared effective by the SEC, as supplemented by any related prospectus supplement (including interest-rate supplements) filed with the SEC pursuant to Rule 424(b) under the Securities Act. References herein to any Prospectus shall be deemed to refer to and include any documents incorporated therein by reference.

“Registration Statement” is a registration statement filed with the SEC pursuant to the Securities Act, as such registration statement is amended from time to time including through pre-effective and post-effective amendments, permitting the Company to publicly offer and, upon and during its effectiveness, sell Securities under this Indenture.

“Security” or “Securities” means any debt security authorized, authenticated and delivered under this Indenture, together with all classes, sub-classes, series and sub-series of any such Securities. As of the original date of the Indenture, the only securities available for issuance hereunder were named “Renewable Secured Debentures.”

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“Senior Debt” means any Indebtedness, other than the Securities and Pari Passu Debt (whether outstanding on the date hereof or thereafter created), incurred by the Company (including its direct or indirect Subsidiaries or Affiliates) that is senior in rank to Securities as to the right to receive payments from the Company, or senior as to the right to receive payments on or from (or otherwise with respect to) any Collateral, whether such Indebtedness is or is not specifically designated by the Company as being “Senior Debt” in its defining instruments. In this regard, Senior Debt shall include, without limitation, any and all Indebtedness and Obligations owed by the Company or its direct or indirect Subsidiaries to Autobahn Funding Company LLC (or its affiliates, including without limitation DZ Bank AG Deutsche Zentral-Genossenschaftsbank and any future senior lender) as of the date of this Indenture and, unless specifically designated to the contrary in its defining instruments, thereafter existing, including all amendments, restatements, alternations, substitutions, replacements and renewals thereof, and extensions thereto (which shall be understood to specifically include replacements or substitutions involving a different lender).

“Small Life Insurance Policy” means a Life Insurance Policy having a Policy Benefit equal to or less than $1,000,000.

“SPV Collateral” means all assets and property in which either any SPV Entity or Master Trust has acquired, or purports to have acquired, an interest (including without limitation all assets and property which the Company or the Guarantor has transferred, or purports to have transferred, to any such Person) pursuant to either (i) the “Transaction Documents,” as defined in that certain Third Amended and Restated Note Issuance and Security Agreement dated as of November 15, 2010, by and among the Guarantor, the holders of Guarantor Secured Notes, Lord Securities Corporation (as trustee), and GWG LifeNotes Trust, as the same may be amended from time to time, or (ii) any documentation relating to any Senior Debt and intended by the parties thereto to have the same primary purpose as the Transaction Documents.

“Trustee” means Bank of Utah, a Utah corporation, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder. “Trustee” also means a different trustee engaged under this Indenture (e.g., pursuant to a supplement indenture) to serve as trustee with respect to any particular class or series of Securities hereunder.”

9.           The first sentence of Section 2.1(a) is amended to read in its entirety as follows:

“The outstanding aggregate principal amount of Securities to be issued hereunder is unlimited.”

10.         Section 2.1(b) is replaced in its entirety with the following:

               “(b) In the event issued in certificated form pursuant to Section 2.14 or in a certificated Global Security form pursuant to Section 2.15: (i) the Securities, together with the Trustee’s certificate of authentication, shall be in substantially the form set forth as Exhibit A to this Indenture (or such other form as may be required by a Depositary), with any appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may be otherwise determined, consistently herewith, by the officers executing such Securities to be appropriate, as evidenced by their execution of the Securities; (ii) any portion of the text of any Securities may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Securities; and (iii) the Securities may be subject to notations, legends or endorsements required by law, stock exchange rule, rules or custom of a Depositary, or agreements to which the Company is subject or reasonably required by usage. Upon the creation of other Securities issuable under this Indenture, or the creation of different classes or series of any Securities issuable under this Indenture, a new Exhibit A, successively numbered in cardinal fashion (e.g., Exhibit A-2, Exhibit A-3, etc.) will be attached to and thereupon become a part of this Indenture. If a Security is to be issued or issuable in a certificated Global Security form pursuant to Section 2.15, such form shall likewise be attached to and thereupon become a part of this Indenture.”

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11.         Section 2.1(c) is replaced in its entirety with the following:

             “(c) Except as provided in Section 2.14 or Section 2.15, no Security shall be issued as, nor evidenced by, a certificated security, but rather each Security shall be issued in book-entry or uncertificated form in which the record of beneficial ownership of each such Security shall be established and maintained as Accounts by the Registrar pursuant to Section 2.13. For each Security issued in book-entry form in accordance with Section 2.13, the same terms and provisions as those set forth in the form of Security attached as the relevant Exhibit A shall be deemed to be incorporated into the terms and provision of such book-entry Securities.”

12.         Section 2.1(d) is amended to read in its entirety as follows:

               “(d)        Each Security shall be in such denominations as provided by this Indenture and as may be designated from time to time by the Company, but in no event in an original denomination less than $25,000, unless otherwise authorized by the Company. Separate purchases may not be cumulated to satisfy the minimum denomination requirements. Each Security shall have a term of six months, or one, two, three, four, five, seven, or ten years as designated by the Holder at the time of purchase, subject to the Company’s acceptance thereof, unless otherwise determined by the Company.”

13.         The final sentence of Section 2.1(e) is amended to read in its entirety as follows:

“Any such change shall be effective upon the first Business Day of the Fiscal Quarter next following the calendar month in which the Company shall have both (x) received written notice from the Holder requesting such change and (y) approved such change, as evidenced in a writing delivered to such Holder.”

14.         Clause (ii) of Section 2.1(f) is amended by adding the following proviso at the end of such clause:

“provided, however, that the Holder of a Global Security may elect to receive payment of outstanding principal and accrued interest due on such Security respecting less than all principal represented by such Global Security.”

15.         The second sentence of final paragraph of Section 2.1(f) is amended to read in its entirety as follows:

“If a Notice of Maturity permits the Holder to renew the Security or roll-over a Security into another security of the Company (including another Security under the Indenture), then the Company shall also include the then-current applicable Prospectus, if any, together with a statement urging the Holder to review such documentation prior to any renewal.”

16.         The first two sentences of Section 2.1(g) are amended to read in their entirety as follows:

               “(g)       The Notice of Maturity also shall state that the Holder may submit a Repayment Election for the repayment of the maturing Security, use all or a portion of the proceeds thereof to purchase a new Security with a different term, or roll-over the maturing Security into another security of the Company (including another type of Security under this Indenture). To exercise an option, the Holder shall send to the Company such Holder’s Repayment Election to the Company together with such other documentation as is required to effect such transactions.”

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17.         The fourth sentence of Section 2.1(g) is amended to read in its entirety as follows:

“Any proceeds from the maturing Security that are not applied to the purchase of, or roll-over into, the new Security shall be sent to the Holder thereof.”

18.         The first sentence of the final paragraph in Section 2.1(h) is amended by deleting the word “the” appearing immediately after “to” and immediately before “Registration Statement,” and inserting in the place of such deletion the word “a”.

19.         Section 2.2(a) is amended as follows—

(1)	Clause (ii) is amended by deleting the words “related Subscription Agreement” and replacing those words with “purchase of the Security”.

(2)	Clause (iii) is amended by deleting the words “pursuant to Section 2.13” and replacing those words with “in the Securities Register”.

20.         Section 2.3 is amended by inserting, at the very end of the second sentence of such section, the following words (immediately prior to the parenthetical “(the “Securities Register”)”):

“, and which shall also include an indication as to which Securities are book-entry, certificated, or represented by a Global Security”

21.         The first clause of the first sentence of Section 2.3(b) is amended to replace the reference to Section 2.15 with “Section 2.17”.

22.         Section 2.6 is amended to read in its entirety as follows:

“SECTION 2.6 TRANSFER AND EXCHANGE

              (a)         The Securities may be transferred so long as they shall have been offered and sold by the Company pursuant to an effective Registration Statement.

                            (i)         Upon surrender to the Registrar of such a Security for registration of transfer that is certificated, accompanied by a written instrument of conveyance in form and substance satisfactory to the Company (and the Registrar, if the Company is not the Registrar) executed by the Holder thereof or such Holder’s attorney duly authorized in writing, the Company will execute and the Trustee will authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities denominated as authorized by this Indenture and of a like aggregate principal amount and containing identical terms and provisions.

                            (ii)         In the case of such Securities that are book-entry only and not certificated, transfers shall be effected on the book-entry system maintained in accordance with Section 2.13 upon receipt by the Company (and the Registrar, if the Company is not the Registrar) of a written instrument of transfer in form and substance satisfactory to the Company, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing.

                            (iii)         In the case of such Securities that are represented by a Global Security, transfers of such Global Security itself shall only be effected in accordance with Section 2.15(b).

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                            (iv)         No Beneficial Holder of an interest in a Global Security will be able to transfer that interest except in accordance with the applicable procedures of the Depositary and any other procedures specified herein.

              (b)        In cases where Securities shall not have been offered and sold by the Company pursuant to an effective Registration Statement (“Restricted Indenture Securities”), such Securities may be transferred only with the prior written consent of the Company. Any such requests shall be:

                            (i)           made to the Registrar in writing on a form supplied by the Registrar;

                            (ii)          duly executed by the Holder of the Restricted Indenture Security, as reflected on the Registrar’s records as of the date of receipt of such transfer request, or such Holder’s attorney duly authorized in writing;

                            (iii)         accompanied by the written consent of the Company to the transfer (which consent may not be unreasonably withheld), unless the Company is then serving as Registrar; and

                            (iv)         if requested by the Company or the Registrar, be accompanied by (A) an opinion of Holder’s counsel (which counsel shall be reasonably acceptable to the requesting party) that the transfer does not violate any applicable securities laws, and (B) a signature guarantee.

Upon transfer of a Security, the Company, or the Registrar on behalf of the Company, will provide the new registered owner of the Security with a Written Confirmation that will evidence the transfer of the Security in the Securities Register and will establish a corresponding Account.

The Company or the Registrar may assess reasonable service charges to a Holder for any registration of transfer or exchange, and the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange pursuant to Section 9.5).

               (c)       With respect to the relevant Regular Record Date, the Company shall treat the Person listed as a “Holder” on each Account maintained by the Registrar as the absolute owner of the Security represented thereby for purposes of receiving payments thereon and for all other purposes whatsoever.”

23.         The first sentence of Section 2.11 is amended to delete the word “limited” appearing immediately before the word “circumstances,” and to replace the reference to “Section 2.13(b)” with “Section 2.14”.

24.         The conclusion of Section 2.12(b) is amended to replace the words “pursuant to Section 2.13” with “in the Securities Register.”

25.         Paragraph (b) of Section 2.13 is deleted and the first three sentences of Section 2.13(a) are replaced in their entirety with the following:

“Except as set forth in Section 2.14 or Section 2.15, the Registrar shall maintain a book-entry registration and transfer system through the establishment and maintenance of Accounts for the benefit of Holders of Securities as the sole method of recording the ownership and transfer of ownership interests in such Securities. The registered owners of the Accounts established by the Registrar in connection with the purchase or transfer of the Securities shall be deemed to be the Holders of the Securities outstanding for all purposes under this Indenture. The Company (or its duly authorized Agent) shall promptly notify the Registrar of the acceptance of a subscriber’s purchase of a Security by providing a copy of the related Written Confirmation, and, upon receipt of such notices, the Registrar shall establish an Account for such Security by recording a credit to its book-entry registration and transfer system to the Account of the related Holder of such Security for the principal amount of such Security owned by such Holder and issue a Written Confirmation to the Holder, with a copy being delivered to the Trustee, on behalf of the Company.”

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26.         A new Section 2.14 is added to read in its entirety as follows:

“Section 2.14             CERTIFICATES

Book-entry Accounts evidencing ownership of the Securities may, at the request of a Holder, be exchanged at the end of each Fiscal Quarter for a certificated form of Securities (or earlier, if agreed to by the Company). In addition, at the election of the Company, upon written notice to the Trustee the Company may elect to terminate the book-entry system. Finally, promptly after the occurrence of any Event of Default, the Trustee shall notify all Holders of the Securities of such event and the availability of certificated forms of Securities pursuant to exchange, and the Company shall effect such exchange at the end of a Fiscal Quarter for all Holders if the Holders of a majority of the aggregate outstanding principal amount of the Securities (as determined based upon the latest quarterly statement provided to the Trustee pursuant to Section 2.5) advise the Trustee in writing that the continuation of the book-entry system is no longer in the best interests of such Holders.”

27.         A new Section 2.15 is added to read as follows:

“SECTION 2.15         GLOBAL SECURITIES

                (a)          A resolution of the Board of Directors of the Company, a supplemental indenture hereto or an Officers’ Certificate shall establish whether the Securities shall be issued in whole or in part in the form of one or more Global Securities and identify the Depositary for such Global Security or Securities.

                (b)         Notwithstanding any provisions to the contrary contained in Section 2.6 of the Indenture and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.6 of the Indenture for Securities registered in the names of Holders other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depositary registered as a clearing agency under the Exchange Act within 90 days of such event or (ii) the Company executes and delivers to the Trustee an Officers’ Certificate to the effect that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.

Except as provided in this paragraph (b), a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

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                (c) Any Global Security issued hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.

In addition, so long as the Depository Trust Company is the Depositary, each Global Security registered in the name of DTC or its nominee shall bear a legend in substantially the following form:

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Such legends may be modified or added to in order to satisfy the requirements, customs or reasonable requests of a Depositary.

                (d)       The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.

                (e)       Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.2, payment of the principal of and interest, if any, on any Global Security shall be made to the Holder thereof.

                (f)        The Company, the Trustee and any Agent shall treat a person as the Holder of such principal amount of outstanding Securities represented by a Global Security as shall be specified in a written statement of the Depositary or by the applicable procedures of such Depositary with respect to such Global Security, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.”

28.         The Sections of the Indenture previously numbered 2.14, 2.15 and 2.16 are renumbered to 2.16, 2.17 and 2.18, respectively.

29.         The first sentence of Section 2.16(a) (“INITIAL AND PERIODIC STATEMENTS”) is amended by deleting the first clause (which had read “Subject to the rejection of a Subscription Agreement pursuant to Section 2.2,”).

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30.         Section 2.18 (“CUSIP NUMBERS”) is amended in its entirety to read as follows:

“The Company may obtain and use one or more CUSIP numbers for the Securities (if then generally in use), and may also obtain and use different CUSIP numbers for Securities of the same class or series that have different Issue Dates, Maturity Dates or interest rates. If CUSIP numbers are so obtained, the Trustee shall use CUSIP numbers in notices of redemption or purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase, and any such redemption or purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.”

31.         The first sentence of Section 3.1(a) is amended by deleting the “records maintained by the Registrar,” and inserting, in the place of that deletion, “”Securities Register,”.

32.         Section 3.2 is amended in its entirety to read as follows:

              “(a)       Subject to subsection (c) below, within 45 days of the death, Total Permanent Disability or Bankruptcy of a Holder or Beneficial Holder who is a natural person (a “Holder Redemption Event”), the estate of such Holder or Beneficial Holder (in the event of death) or such Holder, Beneficial Holder or legal representative of such Holder or Beneficial Holder (in the event of Total Permanent Disability or Bankruptcy) may require the Company to repurchase, in whole but not in part, without penalty, the Securities held by such Holder (including Securities of the Holder held in his or her individual retirement accounts) or such Holder’s beneficial interest in a Global Security (including the beneficial interests of the Beneficial Holder held through his or her individual retirement accounts), as the case may be, by delivering to the Company a Repurchase Request; provided, however, that in the case of a Repurchase Request by a Beneficial Holder, such Repurchase Request shall be valid only if delivered through the Depositary, in its capacity as the registered Holder of the Global Security with respect to which such Beneficial Holder holds his or her beneficial interest in a Security. Any such Repurchase Request shall specifically set forth the particular Holder Redemption Event giving rise to the right of the Holder or Beneficial Holder to have his or her Securities or beneficial interest in a Global Security repurchased by the Company. If a Security or beneficial interest in a Global Security is held jointly by natural persons who are legally married, then a Repurchase Request may be made by the surviving Holder or Beneficial Holder upon the occurrence of a Holder Redemption Event arising by virtue of a death, or by the disabled or bankrupt Holder or Beneficial Holder (or a legal representative) upon the occurrence of a Holder Redemption Event arising by virtue of a Total Permanent Disability or Bankruptcy. In the event a Security or beneficial interest in a Global Security is held together by two or more natural persons that are not legally married (regardless of whether held as joint tenants, co-tenants or otherwise), neither of these persons shall have the right to request that the Company repurchase such Security or beneficial interest in a Global Security unless a Holder Redemption Event has occurred for all such co-Holders or co-Beneficial Holders of such Security. A Holder or Beneficial Holder that is not an individual natural person does not have the right to request repurchase under this Section.

              (b)         Subject to subsection (c) below, a Holder or Beneficial Holder may request (but not require, other than under circumstances described in subsection (a) above) the Company to repurchase, in whole but not in part, the Security held by a Holder, or the beneficial interest in a Global Security held by a Beneficial Holder, by delivering a Repurchase Request to the Company; provided, however, that in the case of a Repurchase Request by a Beneficial Holder, such Repurchase Request shall be valid only if delivered through the Depositary, in its capacity as the registered Holder of the Global Security with respect to which such Beneficial Holder holds his or her beneficial interest in a Security. Any such requested repurchase shall be made only at the Company’s discretion and, if made, will be subject to an early Repurchase Penalty to be deducted from the payment of such Holder’s or Beneficial Holder’s Repurchase Price on the Repurchase Date. The early repurchase penalty (the “Repurchase Penalty”) shall equal to six percent (6.00%) of the amount of the principal amount of the Security repurchased.

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              (c)         Upon receipt of a Repurchase Request under subsection (a) above, or a Repurchase Request under subsection (b) above that the Company elects in its sole discretion to accept, the Company shall designate a date for the repurchase of such Security (the “Repurchase Date”), which date shall not be later than the 15th day of the month next following the month in which the Company receives facts or certifications establishing to the reasonable satisfaction of the Company the occurrence of a Holder Redemption Event or, in the case of a Repurchase Request granted pursuant to subsection (b) above, a date selected by the Company but no earlier than ten days and no later than 45 days after the Company’s acceptance of the Repurchase Request. On the Repurchase Date, the Company shall pay the Repurchase Price to the Holder, or the estate of the Holder, in accordance with Section 2.7. No interest shall accrue on a Security to be repurchased under this Section for any period of time on or after the Repurchase Date for such Security, provided that the Company or the Paying Agent has timely tendered the Repurchase Price to the Holder or the estate of the Holder, as the case may be.

              (d)         The Company may waive or reduce any early Repurchase Penalty in its sole discretion, and may at any time eliminate or modify its policy regarding the repurchase of Securities at the request of Holders or Beneficial Holders, including requests made by Holders or Beneficial Holders in connection with any Holder Redemption Event; provided, however, that no such elimination or modification shall adversely affect the rights of Holders or Beneficial Holders whose Securities the Company is then obligated to repurchase pursuant to pending repurchases under paragraphs (a) and (b) of this Section 3.2.”

33.          Section 4.9 is amended to read in its entirety as follows:

“Notwithstanding any provision to the contrary within this Indenture, the Company shall not be prohibited, restricted or otherwise limited under this Indenture from entering into, sponsoring or conducting any Qualified Sales and Financing Transaction that provides for the issuance of Senior Debt. Except for Senior Debt and as otherwise provided for herein or permitted hereunder, the Company shall not, without the approval of the Holders of a majority in principal amount of the then-outstanding Securities, incur Indebtedness subsequent to the date hereof which is senior in right to payment on or from the Collateral; provided, however, that the Company may incur Indebtedness, including secured Indebtedness, which is Pari Passu Debt.”

34.          Section 7.7(b) is amended to read in its entirety as follows:

“The Company shall indemnify and hold harmless the Trustee, both in its individual capacity and as Trustee, against any and all losses, liabilities or expenses (including reasonable attorneys’ fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth in paragraph (d) below.”

35.         A preamble for Article 9, preceding Section 9.1, is inserted as follows:

“Amendments to this Indenture may be effected as described in this Article 9, whether pursuant to the execution and delivery of a document entitled “amendment” or pursuant to the execution and delivery of a “supplemental indenture,” including a supplemental indenture for the purpose of establishing a different class or series of Securities under this Indenture.”

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36.          Section 9.1(c) is amended to read in its entirety as follows:

“(c)	to provide for the issuance of additional Securities or classes or series of Securities in conformity with this Indenture (including, for purposes of clarity, additional Securities or classes or series of Securities having rights, preferences or privileges different from those set forth herein);”

37.          New Sections 9.1(g) and 9.1(h) are added as follows:

“(g)	to comply with the rules or policies of a Depositary of Securities; or

(h)	in connection with an amendment, extension, replacement, renewal or substitution of Senior Debt, to amend the subordination provisions of this Indenture to conform to the reasonable requirements of the holder or holders of such Senior Debt.”

38.          Section 9.2(a) is amended to read in its entirety as follows:

“(a)	Other than as set forth in Section 9.1, the Company and the Trustee may amend this Indenture or the Securities with the consent of the Holders of at least a majority in principal amount of the then-outstanding Securities; provided, however, that if an amendment would affect fewer than all classes or series of Securities under this Indenture, then only the written consent of the Holders of a majority in principal amount of the then-outstanding classes or series of Securities so affected shall be required. The Holders of a majority in principal of the then-outstanding Securities may also waive on behalf of all Holders any existing Default or Event of Default or compliance with any provision of this Indenture or the Securities (or class or series of Securities, as applicable). Nevertheless, without the consent of the Holder of each Security affected, an amendment or waiver under this Section may not (with respect to any Security held by a non-consenting Holder):”

39.          Section 9.2(d) is amended to read in its entirety as follows:

“(d)	After an amendment or waiver under this Section becomes effective, the Company shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. Subject to Section 6.4 and Section 6.7 and clauses (i) through (vii) of paragraph (a) above, the Holders of a majority in principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities.”

40.          Section 10.3(a) is amended by inserting, immediately after the clause “direct or indirect,” and before the word “including,” the following: “in respect of the Securities,”.

41.          To fix certain errors in the Indenture, the following amendments are adopted—

(1)	In Section 2.5, the lowercase “fiscal quarter” is amended by capitalizing the first letters of that phrase “Fiscal Quarter” so that the defined term is correctly referenced.

(2)	Section 10.15(a) is amended by inserting the word “Debt” between the words “Senior” and “Payout” so that the defined term “Senior Debt Payout Date” is correctly referenced.

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(3)	In Article 11, every instance of the lowercase “obligations of the Company” is amended by capitalizing the word “Obligations” so that the defined term is correctly referenced.

42.          Section 12.5 is amended to read in its entirety as follows:

“In the event that the Company or the Guarantor wishes to release Collateral in accordance with the Collateral Documents and has delivered the certificates and documents required by the Collateral Documents and Section 12.3 and Section 12.4, the Trustee shall determine whether it has received all documentation required by TIA §314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 12.4, shall deliver a certificate to the collateral agent, if any, setting forth such determination (or retain the above-described certificates and documents in the event the Trustee itself serves as or fulfills the function of a collateral agent).”

43.          The conclusion of Section 12.7 is amended by inserting, immediately before the period ending the only sentence of such section, the following: “and the Collateral Documents.”

44.          Section 13.2 is amended by added an unlettered paragraph at the end of such section as follows:

“Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given to the Depositary for such Security (or its designee) pursuant to the customary procedures of such Depositary.”

44.          Marked and clean conformed copies of the Indenture, as amended pursuant to this Amendment, shall be attached to this Amendment as Annex A and B, respectively, so as to facilitate a reading of the Indenture, as amended. In the event of any conflict between this Amendment and the conformed copies of the Indenture, this Amendment will control.

45.         Other than as set forth herein, the Indenture shall remain unaffected by this Amendment.

* * * * * * *

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In Witness Whereof, the undersigned have executed this Amendment No. 2 to Indenture as of the respective dates set forth below (but with this Amendment to be effective in the manner prescribed above in the second paragraph of this Amendment).

GWG HOLDINGS, INC.
(as obligor)

By:
Jon R. Sabes
Chief Executive Officer

GWG LIFE, LLC
(as Guarantor)

By:
Jon R. Sabes
Chief Executive Officer

BANK OF UTAH (not in its individual capacity, but as Trustee)

By:
Name:
Title:

Signature Page to Amendment No. 2 to Indenture

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Annex A

(conformed marked copy of Indenture)

Annex B

(conformed clean copy of Indenture)